SLM Student Loan Trust 1997-1
Quarterly Servicing Report
Report Date: 12/31/2004 Reporting Period: 10/01/04-12/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		9/30/2004	Activity	12/31/2004
A	i	Portfolio Balance	$367,032,973.84	($34,532,490.41)	$332,500,483.43
	ii	Interest to be Capitalized	1,431,924.96		1,203,761.45

	iii	Total Pool	$368,464,898.80		$333,704,244.88

B	i	Weighted Average Coupon (WAC)	4.295%		4.288%
	ii	Weighted Average Remaining Term	74.72		73.82
	iii	Number of Loans	202,331		188,821
	iv	Number of Borrowers	83,180		77,551

	Notes and Certificates			Spread	Balance 10/25/04	% of Pool	Balance 1/25/05	% of Pool
C	i	A-1 Notes	78442GAK2	0.46%	$0.00	0.000%		0.000%
	ii	A-2 Notes	78442GAL0	0.57%	296,664,898.80	80.514%	261,904,244.88	78.484%
	iii	Certificates	78442GAM8	0.85%	71,800,000.00	19.486%	71,800,000.00	21.516%

	iv	Total Notes and Certificates			$368,464,898.80	100.000%	$333,704,244.88	100.000%

	Reserve Account		10/25/2004	1/25/2005
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$921,162.25	$834,260.61
	iv	Reserve Account Floor Balance ($)	$2,004,092.00	$2,004,092.00
	v	Current Reserve Acct Balance ($)	$2,004,092.00	$2,004,092.00

II. 1997-1 Transactions from: 10/1/2004 through: 12/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$30,989,596.57
	ii	Principal Collections from Guarantor	4,820,886.70
	iii	Principal Reimbursements	13,226.95
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$35,823,710.22

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$56,686.52
	ii	Capitalized Interest	(1,347,906.33)

	iii	Total Non-Cash Principal Activity	$(1,291,219.81)

C	Total Student Loan Principal Activity		$34,532,490.41

D	Student Loan Interest Activity
	i	Regular Interest Collections	$1,873,776.86
	ii	Interest Claims Received from Guarantors	223,598.15
	iii	Collection Fees/Return Items	52,357.10
	iv	Late Fee Reimbursements	213,129.79
	v	Interest Reimbursements	17,333.46
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	400,225.61
	viii	Subsidy Payments	448,248.61

	ix	Total Interest Collections	$3,228,669.58

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(942.23)
	ii	Capitalized Interest	1,347,906.33

	iii	Total Non-Cash Interest Adjustments	$1,346,964.10

F	Total Student Loan Interest Activity		$4,575,633.68

G	Non-Reimbursable Losses During Collection Period		$52,530.43

H	Cumulative Non-Reimbursable Losses to Date		$4,134,403.30

III. 1997-1 Collection Account Activity 10/1/2004 through 12/31/2004

A	Principal Collections
i	Principal Payments Received	$23,422,437.80
ii	Consolidation Principal Payments	12,388,045.47
iii	Reimbursements by Seller	475.84
iv	Borrower Benefits Reimbursements	1,055.72
v	Reimbursements by Servicer	2,296.91
vi	Re-purchased Principal	9,398.48

vii	Total Principal Collections	$35,823,710.22

B	Interest Collections
i	Interest Payments Received	$2,837,391.35
ii	Consolidation Interest Payments	108,457.88
iii	Reimbursements by Seller	3,105.17
iv	Borrower Benefits Reimbursements	52.63
v	Reimbursements by Servicer	13,350.78
vi	Re-purchased Interest	824.88
vii	Collection Fees/Return Items	52,357.10
viii	Late Fees	213,129.79

ix	Total Interest Collections	$3,228,669.58

C	Other Reimbursements	$175,701.45

D	Administrator Account Investment Income	$0.00

E	Return funds borrowed for previous distribution	$0.00

F	TOTAL FUNDS RECEIVED	$39,228,081.25
(LESS: SERVICING FEES PREVIOUSLY REMITTED)	$(692,236.62)
TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT	$38,535,844.63

G	Servicing Fee Calculation-Current Month
i	Unit Charge Calculation	$345,598.54
ii	Percentage of Principal Calculation	$329,423.96
iii	Lesser of Unit or Principal Calculation	$329,423.96

H	Servicing Fees Due for Current Period	$329,423.96

I	Carryover Servicing Fees Due	$0.00
Oct-04	Servicing Carryover	$0.00
Nov-04	Servicing Carryover	$0.00
Dec-04	Servicing Carryover	$0.00

$0.00
J	Administration Fees Due	$20,000.00

K	Total Fees Due for Period	$349,423.96

IV. 1997-1 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004
INTERIM:
In School
Current	4.304%	4.396%	754	691	0.373%	0.366%	$2,321,756.63	$2,180,655.42	0.633%	0.656%

Grace
Current	4.350%	4.364%	385	157	0.190%	0.083%	1,250,890.82	467,006.48	0.341%	0.140%

TOTAL INTERIM	4.320%	4.390%	1,139	848	0.563%	0.449%	$3,572,647.45	$2,647,661.90	0.973%	0.797%
REPAYMENT
Active
Current	4.329%	4.318%	138,387	127,948	68.396%	67.762%	$199,009,021.07	$174,898,600.95	54.221%	52.601%
31-60 Days Delinquent	4.330%	4.334%	7,500	7,852	3.707%	4.158%	16,099,960.07	17,127,352.17	4.387%	5.151%
61-90 Days Delinquent	4.340%	4.307%	4,450	4,948	2.199%	2.620%	10,997,310.60	12,295,591.12	2.996%	3.698%
91-120 Days Delinquent	4.370%	4.355%	3,042	3,036	1.503%	1.608%	8,017,839.19	7,514,160.26	2.185%	2.260%
> 120 Days Delinquent	4.338%	4.329%	9,098	8,657	4.497%	4.585%	26,584,413.11	24,534,781.17	7.243%	7.379%

Deferment
Current	4.087%	4.087%	21,768	19,594	10.759%	10.377%	54,421,626.65	49,050,093.55	14.827%	14.752%

Forbearance
Current	4.324%	4.329%	16,074	14,557	7.944%	7.709%	45,830,381.72	40,489,728.11	12.487%	12.177%

TOTAL REPAYMENT	4.294%	4.286%	200,319	186,592	99.006%	98.820%	$360,960,552.41	$325,910,307.33	98.347%	98.017%
Claims in Process (1)	4.366%	4.316%	866	1,377	0.428%	0.729%	$2,480,182.67	$3,930,515.74	0.676%	1.182%
Aged Claims Rejected (2)	4.289%	4.365%	7	4	0.003%	0.002%	$19,591.31	$11,998.46	0.005%	0.004%
GRAND TOTAL	4.295%	4.288%	202,331	188,821	100.000%	100.000%	$367,032,973.84	$332,500,483.43	100.001%	99.999%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1997-1 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.236%	136,058	$222,157,989.73	66.814%
- GSL - Unsubsidized	4.119%	40,553	$84,596,345.27	25.442%
- PLUS Loans	5.267%	6,376	$12,007,064.45	3.611%
- SLS Loans	5.282%	5,834	$13,739,083.98	4.132%

- Total	4.288%	188,821	$332,500,483.43	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.305%	140,170	$253,430,601.01	76.220%
-Two Year	4.230%	30,567	$48,764,294.93	14.666%
-Technical	4.238%	18,084	$30,305,587.49	9.114%
-Other	0.000%	0	$0.00	0.000%

- Total	4.288%	188,821	$332,500,483.43	100.000%

*Percentages may not total 100% due to rounding.

VI. 1997-1 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$3,203,300.57
B	Interest Subsidy Payments Accrued During Collection Period		387,951.79
C	SAP Payments Accrued During Collection Period		773,603.95
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)		163,842.42
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$4,528,698.73

G	Student Loan Rate
	i	Days in Calculation Period	92
	ii	Days in Year	365
	iii	Net Expected Interest Collections	$4,528,698.73
	iv	Primary Servicing Fee	$1,021,660.58
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$368,464,898.80
	vii	Student Loan Rate	3.75462%

		Accrued
		Int Factor	Accrual Period	Rate
H	Class A-1 T-Bill Based Interest Rate			0.00000%
I	Class A-1 Interest Rate	0.000000000	(10/25/04 - 01/25/05)	0.00000%
J	Class A-2 T-Bill Based Interest Rate			2.76348%
K	Class A-2 Interest Rate	0.006965479	(10/25/04 - 01/25/05)	2.76348%
L	Certificate T-Bill Based Rate of Return			3.04348%
M	Certificate Rate of Return	0.007671233	(10/25/04 - 01/25/05)	3.04348%

VII. 1997-1 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-2 Reset	CERT Reset
10/25/2004	–	10/25/2004	1	1.803%	2.373%	2.653%

10/26/2004	–	11/01/2004	7	1.890%	2.460%	2.740%

11/02/2004	–	11/08/2004	7	1.987%	2.557%	2.837%

11/09/2004	–	11/15/2004	7	2.084%	2.654%	2.934%

11/16/2004	–	11/22/2004	7	2.115%	2.685%	2.965%

11/23/2004	–	11/29/2004	7	2.197%	2.767%	3.047%

11/30/2004	–	12/06/2004	7	2.238%	2.808%	3.088%

12/07/2004	–	12/13/2004	7	2.253%	2.823%	3.103%

12/14/2004	–	12/20/2004	7	2.243%	2.813%	3.093%

12/21/2004	–	12/27/2004	7	2.223%	2.793%	3.073%

12/28/2004	–	01/03/2005	7	2.269%	2.839%	3.119%

01/04/2005	–	01/10/2005	7	2.320%	2.890%	3.170%

01/11/2005	–	01/24/2005	14	2.376%	2.946%	3.226%

Total Days in Accrual Period			92

VIII. 1997-1 Inputs From Previous Quarterly Servicing Reports 9/30/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance		$367,032,973.84
	ii	Interest To Be Capitalized		1,431,924.96

	iii	Total Pool		$368,464,898.80

B	Total Note and Certificate Factor			0.1798091
C	Total Note and Certificate Balance			$368,464,898.80

D	Note Balance 10/25/2004		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000	0.3767652	1.0000000
	ii	Expected Note Balance	$0.00	$296,664,898.80	$71,800,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00

H	Reserve Account Balance			$2,004,092.00
I	Unpaid Primary Servicing Fees from Prior Month(s)			$0.00
J	Unpaid Administration fees from Prior Quarter(s)			$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)			$0.00
L	Interest Due on Unpaid Carryover Servicing Fees			$0.00

IX. 1997-1 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D )		$38,699,687.05	$38,699,687.05

B	Primary Servicing Fees-Current Month		$329,423.96	$38,370,263.09

C	Administration Fee		$20,000.00	$38,350,263.09

D	Noteholder’s Interest Distribution Amount

	i	Class A-1	$0.00	$38,350,263.09
	ii	Class A-2	$2,066,413.26	$36,283,849.83

	iii	Total Noteholder’s Interest Distribution	$2,066,413.26

E	Certificateholder’s Return Distribution Amount		$550,794.52	$35,733,055.31

F	Noteholder’s Principal Distribution Amount Paid

	i	Class A-1	$0.00	$35,733,055.31
	ii	Class A-2	$34,760,653.92	$972,401.39

	iii	Total Noteholder’s Principal Distribution	$34,760,653.92

G	Certificateholder’s Balance Distribution Amount		$0.00	$972,401.39

H	Increase to the Specified Reserve Account Balance		$0.00	$972,401.39

I	Carryover Servicing Fees		$0.00	$972,401.39

J	Noteholder’s Interest Carryover

	i	Class A-1	$0.00	$972,401.39
	i	Class A-2	$0.00	$972,401.39

	iii	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$972,401.39

L	Excess to Reserve Account		$972,401.39	$0.00

X. 1997-1 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due		$0.00	$2,066,413.26	$550,794.52
	ii	Quarterly Interest Paid		$0.00	$2,066,413.26	$550,794.52

	iii	Interest Shortfall		$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00
	v	Interest Carryover Paid		$0.00	$0.00	$0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$34,760,653.92	$0.00
	viii	Quarterly Principal Paid		$0.00	$34,760,653.92	$0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$36,827,067.18	$550,794.52

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 12/31/04		$368,464,898.80
	ii	Adjusted Pool Balance 12/31/04		$333,704,244.88

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (I-ii)		$34,760,653.92
	iv	Adjusted Pool Balance 9/30/04		$368,464,898.80
	v	Adjusted Pool Balance 12/31/04		$333,704,244.88

	vi	Current Principal Due (iv-v)		$34,760,653.92
	vii	Principal Shortfall from Previous Collection Period		$0.00

	viii	Principal Distribution Amount (vi + vii)		$34,760,653.92

	ix	Principal Distribution Amount Paid		$34,760,653.92
	x	Principal Shortfall (viii - ix)		$0.00

C		Total Principal Distribution		$34,760,653.92
D		Total Interest Distribution		$2,617,207.78

E		Total Cash Distributions - Note and Certificates		$37,377,861.70

F	Note & Certificate Balances			10/25/2004	1/25/2005
	i	A-1 Note Balance	(78442GAK2)	$0.00	$0.00
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	(78442GAL0)	$296,664,898.80	$261,904,244.88
		A-2 Note Pool Factor		0.3767651750	0.3326190562

	iii	Certificate Balance	(78442GAM8)	$71,800,000.00	$71,800,000.00
		Certificate Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,004,092.00
	ii	Deposits to correct Shortfall			$0.00
	iii	Deposits from Excess Servicing			$972,401.39

	iv	Total Reserve Account Balance Available			$2,976,493.39
	v	Required Reserve Account Balance			$2,004,092.00

	vi	Shortfall Carried to Next Period			$0.00
	vii	Excess Reserve - Release to SLM Investment Corp			$972,401.39
	viii	Ending Reserve Account Balance			$2,004,092.00

XI. 1997-1 Historical Pool Information

							2003	2002
			10/01/04-12/31/04	7/01/04-9/30/04	4/1/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$367,032,973.84	$421,586,278.01	$452,757,908.83	$497,870,151.08	$723,138,330.38	$981,741,029.98

	Student Loan Principal Activity
	i	Regular Principal Collections	$30,989,596.57	$50,779,624.51	$27,540,488.42	$41,887,926.80	$181,448,504.83	$149,511,290.49
	ii	Principal Collections from Guarantor	4,820,886.70	5,134,557.87	5,134,917.44	4,682,713.66	24,143,537.21	28,771,261.85
	iii	Principal Reimbursements	13,226.95	11,366.69	45,112.38	191,642.73	29,307,460.51	97,018,514.47
	iv	Other System Adjustments	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	v	Total Principal Collections	$35,823,710.22	$55,925,549.07	$32,720,518.24	$46,762,283.19	$234,899,502.55	$275,301,066.81
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$56,686.52	$77,100.28	$81,985.25	$67,885.79	$1,271,955.03	$2,201,954.62
	ii	Capitalized Interest	(1,347,906.33)	(1,449,345.18)	(1,630,872.67)	(1,717,926.73)	(10,903,278.28)	(18,900,321.83)

	iii	Total Non-Cash Principal Activity	$(1,291,219.81)	$(1,372,244.90)	$(1,548,887.42)	$(1,650,040.94)	$(9,631,323.25)	$(16,698,367.21)

(-)	Total Student Loan Principal Activity		$34,532,490.41	$54,553,304.17	$31,171,630.82	$45,112,242.25	$225,268,179.30	$258,602,699.60

	Student Loan Interest Activity
	i	Regular Interest Collections	$1,873,776.86	$2,277,651.73	$2,282,334.20	$2,647,957.47	$14,903,542.20	$27,684,855.52
	ii	Interest Claims Received from Guarantors	223,598.15	229,174.07	246,424.17	219,944.78	1,347,091.18	1,965,913.50
	iii	Collection Fees/Return Items	52,357.10	61,099.49	47,918.94	60,006.68	177,177.31	58,760.45
	iv	Late Fee Reimbursements	213,129.79	273,754.24	212,341.01	272,112.23	1,036,765.49	1,103,097.19
	v	Interest Reimbursements	17,333.46	7,934.84	20,496.07	8,717.84	242,772.35	766,802.09
	vi	Other System Adjustments	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	vii	Special Allowance Payments	400,225.61	8,124.04	(219.81)	(275.99)	(1,325.77)	(3,830.00)
	viii	Subsidy Payments	448,248.61	492,441.45	531,211.02	554,224.56	3,152,295.39	5,945,955.21

	ix	Total Interest Collections	$3,228,669.58	$3,350,179.86	$3,340,505.60	$3,762,687.57	$20,858,318.15	$37,521,553.96
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(942.23)	$269.34	$(8,487.74)	$(11,225.92)	$(865,599.04)	$(1,689,371.63)
	ii	Capitalized Interest	1,347,906.33	1,449,345.18	1,630,872.67	1,717,926.73	10,903,278.28	18,900,321.83

	iii	Total Non-Cash Interest Adjustments	$1,346,964.10	$1,449,614.52	$1,622,384.93	$1,706,700.81	$10,037,679.24	$17,210,950.20

	Total Student Loan Interest Activity		$4,575,633.68	$4,799,794.38	$4,962,890.53	$5,469,388.38	$30,895,997.39	$54,732,504.16
(=)	Ending Student Loan Portfolio Balance		$332,500,483.43	$367,032,973.84	$421,586,278.01	$452,757,908.83	$497,870,151.08	$723,138,330.38
(+)	Interest to be Capitalized		$1,203,761.45	$1,431,924.96	$1,710,755.63	$1,963,819.50	$2,091,238.98	$3,315,387.82

(=)	TOTAL POOL		$333,704,244.88	$368,464,898.80	$423,297,033.64	$454,721,728.33	$499,961,390.06	$726,453,718.20

(+)	Reserve Account Balance		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

(=)	Total Adjusted Pool		$333,704,244.88	$368,464,898.80	$423,297,033.64	$454,721,728.33	$499,961,390.06	$726,453,718.20

XII. 1997-1 Historical Pool Information (continued)

			2001	2000	1999	1998	1997
			1/1/01-12/31/01	1/1/00-12/31/00	1/1/99-12/31/99	1/1/98-12/31/98	3/3/97-12/31/97
Beginning Student Loan Portfolio Balance			$1,197,187,563.34	$1,375,853,985.31	$1,582,726,283.47	$1,797,260,482.27	$1,978,517,233.95

	Student Loan Principal Activity
	i	Regular Principal Collections	$178,087,417.67	$163,893,118.43	$171,574,310.72	$165,289,915.58	$129,333,817.00
	ii	Principal Collections from Guarantor	30,220,723.32	22,447,316.53	32,223,291.35	76,561,222.72	34,410,136.12
	iii	Principal Reimbursements	32,450,207.09	25,629,995.81	37,181,412.81	3,191,594.89	51,379,204.30
	iv	Other System Adjustments	$0.00	$0.00	$0.00	$0.00	$0.00

	v	Total Principal Collections	$240,758,348.08	$211,970,430.77	$240,979,014.88	$245,042,733.19	$215,123,157.42
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$2,325,032.53	$4,364,731.15	$4,940,054.69	$5,343,692.85	$4,270,807.94
	ii	Capitalized Interest	(27,636,847.25)	(37,668,739.95)	(39,046,771.41)	(35,852,227.24)	(38,137,213.68)

	iii	Total Non-Cash Principal Activity	$(25,311,814.72)	$(33,304,008.80)	$(34,106,716.72)	$(30,508,534.39)	$(33,866,405.74)

(-)	Total Student Loan Principal Activity		$215,446,533.36	$178,666,421.97	$206,872,298.16	$214,534,198.80	$181,256,751.68

	Student Loan Interest Activity
	i	Regular Interest Collections	$48,499,166.54	$60,635,690.47	$69,439,769.42	$78,824,426.10	$62,817,917.60
	ii	Interest Claims Received from Guarantors	2,371,297.45	1,555,824.90	2,028,957.90	4,891,191.80	2,139,081.27
	iii	Collection Fees/Return Items	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Late Fee Reimbursements	1,382,969.58	1,450,509.44	1,450,324.16	460,956.22	8.50
	v	Interest Reimbursements	429,076.45	289,200.76	601,288.55	94,269.90	730,911.90
	vi	Other System Adjustments	$0.00	(552.85)	$0.00	$0.00	$0.00
	vii	Special Allowance Payments	2,499,577.13	11,876,819.08	3,924,756.10	1,339,624.97	1,130,628.74
	viii	Subsidy Payments	9,734,341.08	12,703,691.42	15,769,394.34	27,735,423.84	23,692,727.60

	ix	Total Interest Collections	$64,916,428.23	$88,511,183.22	$93,214,490.47	$113,345,892.83	$90,511,275.61
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,736,554.54)	$(3,976,300.34)	$(4,345,064.49)	$(3,958,083.74)	$(3,614,584.84)
	ii	Capitalized Interest	27,636,847.25	37,668,739.95	39,046,771.41	35,852,227.24	38,137,213.68

	iii	Total Non-Cash Interest Adjustments	$25,900,292.71	$33,692,439.61	$34,701,706.92	$31,894,143.50	$34,522,628.84

	Total Student Loan Interest Activity		$90,816,720.94	$122,203,622.83	$127,916,197.39	$145,240,036.33	$125,033,904.45
(=)	Ending Student Loan Portfolio Balance		$981,741,029.98	$1,197,187,563.34	$1,375,853,985.31	$1,582,726,283.47	$1,797,260,482.27
(+)	Interest to be Capitalized		$5,036,535.59	$6,641,400.66	$11,619,381.53	$17,531,654.15	$18,359,448.41

(=)	TOTAL POOL		$986,777,565.57	$1,203,828,964.00	$1,387,473,366.84	$1,600,257,937.62	$1,815,619,930.68

(+)	Reserve Account Balance		$2,466,943.91	$3,009,572.41	$3,468,683.42	$4,000,644.84	$4,707,408.93

(=)	Total Adjusted Pool		$989,244,509.48	$1,206,838,536.41	$1,390,942,050.26	$1,604,258,582.46	$1,820,327,339.61

XIII. 1997-1 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Apr-97	$2,004,091,862	—

Jul-97	$1,938,332,169	6.60%

Oct-97	$1,882,963,571	6.39%

Jan-98	$1,815,619,931	7.05%

Apr-98	$1,756,378,212	6.92%

Jul-98	$1,701,480,444	6.66%

Oct-98	$1,651,809,843	6.27%

Jan-99	$1,600,257,938	6.02%

Apr-99	$1,542,439,046	5.94%

Jul-99	$1,476,019,238	6.13%

Oct-99	$1,429,965,154	5.77%

Jan-00	$1,387,473,367	5.38%

Apr-00	$1,341,698,041	5.09%

Jul-00	$1,296,454,310	4.82%

Oct-00	$1,247,321,149	4.66%

Jan-01	$1,203,828,964	4.39%

Apr-01	$1,159,969,676	4.13%

Jul-01	$1,109,530,839	4.02%

Oct-01	$1,052,754,642	4.04%

Jan-02	$986,777,566	4.24%

Apr-02	$922,367,620	4.42%

Jul-02	$868,744,590	4.39%

Oct-02	$794,489,755	4.82%

Jan-03	$726,453,718	5.14%

Apr-03	$664,185,794	5.41%

Jul-03	$623,519,266	5.20%

Oct-03	$545,606,839	5.94%

Jan-04	$499,961,390	5.91%

Apr-04	$454,721,728	5.89%

Jul-04	$423,297,034	5.52%

Oct-04	$368,464,899	5.92%

Jan-05	$333,704,245	5.79%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.